UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10101 S. Robert Road, Suite 209 Palos Hills, Illinois	60465
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:

 ________________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of  new Independent Board of Directors

On April 9, 2025, BrooQLy Inc. DBA Dynamic Aerospace Systems, a Nevada corporation released a public Press Release regarding the appointment of Mr. Jorge L. Torres to the Company's Board of Directors as an Independent Board Member.

Mr. Jorge L. Torres, 54 years old, has held multiple leadership positions throughout his 30-year career in the logistics and transportation industry. He currently serves as Vice President of Operations for FedEx Express México. Since 2012, he has overseen one of Latin America's most complex logistics networks. During his tenure, Mr. Torres led the successful integration of Multipack into FedEx, aligning infrastructure and services to support expanded growth across the region. He has been recognized as one of Mexico’s most trusted and influential leaders in logistics, with a proven track record of operational excellence, innovation, and employee engagement.

Mr. Torres holds a Master of Business Administration from EGADE Business School at Tecnológico de Monterrey, a Master’s degree in Quality from Universidad La Salle, and a Bachelor’s degree in Communications from Universidad del Valle de México.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated April 9, 2025
104	Cover page Interactive Data File (Embedded within the XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc.,

By:	/s/ Kent Wilson
Title: CEO / Chairman of Board
Date: April 9, 2025

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